Exhibit 4.9

CERTAIN PORTIONS OF THIS EXHIBIT, MARKED BY BRACKETS AND ASTRISKS [***], WERE EXCLUDED BECAUSE THOSE PORTIONS ARE BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL TO THE COMPANY IF PUBLICLY DISCLOSED.

CONFIDENTIAL

Sent by DHL and anticipated by pdf

voxeljet AG
Paul-Lenz-Straβe la
86316 Friedberg
Germany

To the attention of: Vorstand/Management Board

Luxembourg, 24 March 2021JUOPS1/NP/ML/mlv 2021-0684
EIB — Confidential

Subject:Voxeliet (EGFF) SERAPIS (2016-1017), Fl (87310; 88614)

Finance Contract dated 9 November 2017 (as amended from time to time) between the Borrower and the Bank (the "Finance Contract")

Waiver of a breach under the Finance Contract and Amendment Letter to the Finance Contract

Dear Sirs,

reference is made to:

(i)	the Finance Contract as defined above;
(ii)	the Amendment Letter No. 1 to the Finance Contract entered into between the Bank and the Borrower on 29 May 2020 (the "Amendment Letter");
(iii)	your e-mail dated 15 March 2021 by which you informed the Bank of not complying with the "Minimum cash/cash equivalents" Financial Ratio of Schedule K (Financial Covenants) of the Finance Contract (such non-compliance continuing) as of 31 December 2020 which constitutes:
a.	the non-compliance with the undertaking in Article 7.5 of the Finance Contract with respect to compliance with the "Minimum cash/cash equivalents" Financial Ratio of Schedule K (Financial Covenants) of the Finance Contract; and
b.	the non-compliance with the "Minimum cash/cash equivalents" Financial Ratio of Schedule K (Financial Covenants) of the Finance Contract;

98-100, boulevard Konrad Adenauer L-2950 Luxembourg	+352 4379-1	+352 437704	info@eib.org www.eib.org

2

CERTAIN PORTIONS OF THIS EXHIBIT, MARKED BY BRACKETS AND ASTRISKS [***], WERE EXCLUDED BECAUSE THOSE PORTIONS ARE BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL TO THE COMPANY IF PUBLICLY DISCLOSED.

(the foregoing circumstance set out under paragraph (iii) above, the "Event").

1	INTERPRETATION

Unless otherwise defined, capitalised terms used in this letter (the "Letter") have the same meaning attributed to them in the Finance Contract. References to Articles are references to Articles in the Finance Contract.

In this Letter, "Effective Date" means the date on which the Bank confirms to the Borrower in writing (including by electronic mail or other electronic means) that the Bank has received in a form and substance satisfactory to it:

(a)	a PDF copy of this Letter duly countersigned on behalf of the Borrower, together with a copy of the relevant authority of signatories;
(b)	a copy of any other authorisation or other document, opinion or assurance which the Bank considers to be necessary or desirable in connection with the entry into and performance of the transaction contemplated by this Letter; and
(c)	an evidence of the payment of the waiver fee set out in Paragraph 7 (Waiver and Amendment Fee) below.
2	WAIVER OF BREACH WITH RESPECT TO THE EVENT

With effect as of the Effective Date, the Bank waives its rights to demand repayment pursuant to paragraph 9.1(m) of the Finance Contract arising from the breach of Article 7 (Borrower Undertakings, financial covenants and Representations) and Schedule K (Financial Covenants) of the Finance Contract, with exclusive reference to the Event.

3	AMENDMENT TO THE FINANCE CONTRACT

ML

As of the Effective Date, Schedule K (Financial Covenants) of the Finance Contract as amended by the Amendment Letter, shall be replaced by the following:

3

CERTAIN PORTIONS OF THIS EXHIBIT, MARKED BY BRACKETS AND ASTRISKS [***], WERE EXCLUDED BECAUSE THOSE PORTIONS ARE BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL TO THE COMPANY IF PUBLICLY DISCLOSED.

"SCHEDULE K
FINANCIAL COVENANTS

1.	Financial covenants

The Borrower shall ensure that the following financial ratios (the "Financial Ratios") will be maintained on a consolidated basis for the Group:

Relevant Period during which a Compliance Certificate is submitted in accordance with paragraph 2 below:	Total Net Financial Debt to Total Equity shall not be more than:	Minimum cash/cash equivalents[1]
2020	[***]	[***]
2021	[***]	[***]
2022	[***]	[***]
2023	[***]	[***]
2024	[***]	[***]
2025	[***]	[***]

2.	Financial Testing

The Financial Ratios shall be calculated in accordance with IFRS (as applied by the Borrower on the date of this Contract and as IFRS is amended from time to time) and tested by reference to the semi-annual consolidated financial statements delivered in accordance with Paragraph 2(a) of Schedule I (Information and Visits) as at the end of each Relevant Period, and set out in the Compliance Certificate delivered to the Bank along with such financial statements."

1 Cash & cash equivalents including liquid financial assets on balance sheet such as investments in short term bond funds which can be converted into cash at any time, but excluding any restricted cash.

4

CERTAIN PORTIONS OF THIS EXHIBIT, MARKED BY BRACKETS AND ASTRISKS [***], WERE EXCLUDED BECAUSE THOSE PORTIONS ARE BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL TO THE COMPANY IF PUBLICLY DISCLOSED.

4CONTINUING OBLIGATIONS

The Borrower acknowledges and agrees that, other than as expressly set out and agreed hereby, this Letter does not constitute a waiver granted by the Bank or amendment of any other term or condition of the Finance Contract and that the waiver constituted under this Letter is limited to the Event. The Bank reserves any and all contractual and legal rights it has under the Finance Contract and the applicable law.

5	REPRESENTATIONS

By countersigning this Letter the Borrower represents that, with the exception of the Event, all the representations and warranties which are repeated under and pursuant to Article 7 (Borrower Undertakings, financial covenants and Representations) of the Finance Contract are correct in all respects (by reference to the facts and circumstances then existing) on: (i) the date of this Letter; and (ii) the Effective Date.

6	DESIGNATION

In accordance with the Finance Contract, the Borrower and the Bank designate this Letter as a Finance Document. With effect from the Effective Date, the Finance Contract and this Letter shall be read and construed as one document.

7	WAIVER AND AMENDMENT FEE

A waiver and amendment fee of EUR 15,000 (fifteen thousand euros) shall be due by the Borrower to the Bank in connection with the execution of this Letter. This amount shall be paid following the date of the relevant invoice sent by the Bank to the Borrower, indicating the number of the Bank's invoice as reference.

The waiver fee once paid is non-refundable and non-creditable against any other fees payable to the Bank.

8	GOVERNING LAW AND JURISDICTION

The provisions of Article 10 (Law and Jurisdiction, Miscellaneous) of the Finance Contract shall apply mutatis mutandis to this Letter.

9	COUNTERPARTS

ML

This letter may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument.

5

CERTAIN PORTIONS OF THIS EXHIBIT, MARKED BY BRACKETS AND ASTRISKS [***], WERE EXCLUDED BECAUSE THOSE PORTIONS ARE BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL TO THE COMPANY IF PUBLICLY DISCLOSED.

If you are in agreement with the above, please have two (2) originals of this letter returned to the Bank, to the attention of Marie Lesschaeve (m.lesschaeve@eib.org), initialled in each page, dated and duly signed in the name and on behalf of voxeljet AG in its capacity as Borrower, together with each document listed in section 1 (i) through to (and including) (vii) and a certified copy of the relevant authority of signatories.

Yours faithfully,

EUROPEAN INVESTMENT BANK

Donald Fitzpatrick Head of Division	Alessandro Thomas Transaction Management Officer

Acknowledged and agreed for and on behalf of,
voxeljet AG
as the Borrower

(name and function)

Date:

Acknowledged and agreed for and on behalf of,
voxeljet America Inc
as the Guarantor

(name and function)

Date: